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                                FIRST AMENDMENT TO
                      FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment (this "Amendment") to the First Amendment to Employment Agreement (the "First Amendment") dated as of December 20, 1996, by and between Frank A. De Francesco ("De Francesco") and Jacor Communications, Inc., a Delaware corporation (the "Company"), is entered into as of December 20, 1996, by and between De Francesco and Company. Unless specifically designated otherwise, the capitalized terms used herein shall have the same meanings ascribed to them in the First Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. TERMINATION. Paragraph 1 of the First Amendment is hereby deleted in its entirety and replaced with the following:

        "TERMINATION. On the date of execution of this Amendment and except as otherwise provided herein (the "Termination Date"), the Agreement is hereby automatically terminated and the parties are hereby relieved of all duties, obligations and restrictions thereunder except as otherwise specifically provided in this Amendment or as specifically provided in any other written agreement between the parties, including without limitation the Stock Agreement, and, as defined in the Stock Agreement, the Indemnification Agreement and the Escrow Agreement. Notwithstanding the preceding sentence, De Francesco's last day of employment by the Company shall be January 2, 1997. De Francesco shall be entitled to participate in the Jacor Communications, Inc. Retirement Plan for the period of his employment in 1997 but shall not be entitled to any additional employee benefits as a result of his employment in January, 1997."

     2. REMUNERATION. Paragraph 2 of the First Amendment is hereby deleted in its entirety and replaced with the following:

        "REMUNERATION. From the Termination Date through and including December 31, 1996, the Company shall pay to De Francesco (or his estate or designated beneficiary in the event of his death), without any discount or offset other than applicable withholding amounts, the amounts and provide the benefits described in Section 3 of the Agreement. On January 2, 1997, the Company shall pay to De Francesco (or to his estate or designated beneficiary in the event of his death),


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     without any discount or offset other than applicable tax withholding amounts and a 401(k) contribution for the 1997 plan year in the amount of $9,500 (subject to a matching contribution by the Company of $3,200), as a lump sum a gross payment (before any applicable tax withholding amounts) of $325,050, which constitutes the parties' agreed calculation of an amount equal to all unpaid amounts accrued under Section 3.1 of the Agreement plus the total amount of all additional payments otherwise contemplated under Section 3.1 of the Agreement for the entire originally contemplated term from January 1, 1997 through and including September 15, 1999. Without limiting the foregoing, after the Termination Date, the Company shall not be obligated to make any other payments to De Francesco under the Agreement including without limitation payments pursuant to Section 9.5.1 thereof."

     3. FULL FORCE AND EFFECT. Except as set forth in this Amendment, the First Amendment shall continue unmodified and in full force and effect.

     4. EXECUTION IN COUNTERPART. This Amendment may be executed in two identical counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

JACOR COMMUNICATIONS, INC.,
a Delaware corporation


By: /s/ Robert L. Lawrence                        /s/ Frank A. De Francesco
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    ROBERT L. LAWRENCE,                           FRANK A. DE FRANCESCO
    President and
    Chief Operating Officer






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